SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       (Date of report): October 21, 2002
              (Date of earliest event reported): September 30, 2002

                          HUNTSMAN POLYMERS CORPORATION
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             (Exact name of Registrant as specified in its charter)

  DELAWARE                           1-9988                      75-2104131
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  State of                      Commission File No.             IRS Employer
Incorporation                                                 Identification No.


                  500 Huntsman Way, Salt Lake City, Utah 84108
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          (Address of principal executive offices, including zip code)

                                 (801) 584-5700
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              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On September 30, 2002, Huntsman Company LLC (formerly known as Huntsman Corporation) and Huntsman Polymers Corporation completed a debt for equity exchange (the "Restructuring"). Huntsman Company obtained the required consent of all its bank lenders to complete the Restructuring on an out-of-court basis. The Restructuring involved the following:


Equity Interest in Huntsman Holdings

     o Members of the Huntsman family who owned equity interests in Huntsman Company and any of its subsidiaries, together with certain affiliated entities that owned such equity interests (collectively, the "Huntsman Family"), contributed all their equity interests in Huntsman Company and its subsidiaries to a newly established holding company ("Huntsman Holdings"), in exchange for equity interests in Huntsman Holdings. Huntsman Holdings now indirectly owns all the stock of Huntsman Company and certain debt securities of Huntsman International Holdings. The Huntsman Family will continue to have operational and board control of Huntsman Company, Huntsman Polymers and Huntsman International Holdings.


     o MatlinPatterson Global Opportunities Partners, L.P. (formerly known as CSFB Global Opportunities Partners, L.P.) ("GOP"), and Consolidated Press Holdings Limited ("CPH") held, in the aggregate, $763 million principal and accrued interest of Huntsman Company's and Huntsman Polymers' bonds, which were ultimately exchanged for equity interests in Huntsman Holdings.



Huntsman Company's and Huntsman Polymers' Bonds


     o Approximately $59 million in principal amount of Huntsman Company's and approximately $37 million in principal amount of Huntsman Polymers' bonds not held by GOP and CPH were reinstated. The non-payment of interest defaults on these bonds were cured by paying approximately $4.7 million of interest that had accrued on Huntsman Polymers' bonds to be reinstated since December 2001 and approximately $5.4 million of interest that had accrued on Huntsman Company's bonds to be reinstated since January 2002.

     o Pursuant to previously adopted amendments to the indentures governing the Huntsman Company and Huntsman Polymers bonds, which became effective upon completion of the Restructuring, most of the restrictive covenants in these indentures have been eliminated.




Bank Credit Facilities Amendments

     o Amendments to Huntsman Company's bank credit facilities were executed and are comprised of the following:

         o A term loan facility maturing in 2007 which is secured by a second lien on substantially all the assets of Huntsman Company and its domestic restricted subsidiaries; and

         o A $275 million priority revolving credit facility maturing in 2006. The revolving credit facility replaces Huntsman Company's existing $150 million supplemental accounts receivable facility, and is available for general corporate purposes.


         As a result of the restructuring, Huntsman Company has eliminated $763 million of consolidated debt claims and has reduced annual interest expense on such debt claims by approximately $63 million. These interest savings, together with in excess of $150 million in annual cost reductions over 2000 levels make a combined annual savings of in excess of $210 million for Huntsman Company.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      By:     /s/   J. Kimo Esplin
                                              -----------------------------
                                      Name:   J. Kimo Esplin
                                      Title:  Executive Vice President and
                                               Chief Financial Officer


Dated: October 21, 2002